SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                AMENDMENT NO. 2 TO


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 12, 2002

                        Commission File Number: 000-28005

                             MetaSource Group, Inc.
                             ----------------------
             (Exact name of registrant as specified in its charter)

Nevada                                                               88-0422028
------                                                               ----------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

40 Exchange Place, Suite 1607, New York, New York                         10005
-------------------------------------------------                         -----
(Address of principal executive offices)                             (Zip Code)

                                 (646) 805-5141
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


                               ------------------
                   (Former name, if changed since last report)

                            ------------------------
      (Former Address and Telephone Number of Principal Executive Offices)

Item 1. Changes in Control of Registrant.
-----------------------------------------

On July 12, 2002 ("Closing Date"), Meta Source Acquisition Corp., a Delaware corporation and our wholly-owned subsidiary ("MSAC") merged with MetaSource Systems, Inc., a Delaware corporation ("MSS"). MSAC was formed by us for the purpose of effectuating a merger with MSS. The merger transaction between MSS and MSAC was consummated pursuant to an Agreement and Plan of Merger dated April 24, 2002 (the "Merger Agreement") which was amended on May 23, 2002 ("Amendment No. 1"), and July 11, 2002 ("Amendment No. 2"). The Merger Agreement is attached as Exhibit 2.1 to the original Form 8-K filed on July 19, 2002. Amendment No. 1 is attached as Exhibit 2.1.1 and Amendment No. 2 is attached as Exhibit 2.1.2. Pursuant to the Merger Agreement, Joe Cheung resigned as our sole officer and sole member of our Board of Directors and Courtney Smith was appointed as president, secretary, treasurer, and a member of our Board of Directors. Upon the closing of the merger, Mr. Cheung agreed to have 6,782,519 shares of his common stock cancelled.

The following table sets forth certain information regarding the beneficial ownership of our common stock as of July 18, 2002, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

======================= ========================================== ======================================== =======================
    Title of Class                  Name and Address                          Amount and Nature                 Percent of Class
                        of Beneficial Owner of Beneficial Owner
----------------------- ------------------------------------------ ---------------------------------------- -----------------------
Common Stock            Courtney Smith                                      3,805,755 shares(1),
                        40 Exchange Place, Suite 1607                President, Secretary, Treasurer and             19.2%
                        New York, NY 10005                                      sole director
----------------------- ------------------------------------------ ---------------------------------------- -----------------------
Common Stock            Angela Chen
                        40 Exchange Place, Suite 1607                        3,220,610 shares(1)                     16.2%
                        New York, NY 10005
----------------------- ------------------------------------------ ---------------------------------------- -----------------------
Common Stock            Greater China Technology, Inc.
                        40 Exchange Place, Suite 1607                        1,100,000 shares(2)                     5.6 %
                        New York, NY 10005
----------------------- ------------------------------------------ ---------------------------------------- -----------------------
Common Stock            All directors and named executive                     3,805,755 shares                       19.2%
                        officers as a group
======================= ========================================== ======================================== =======================

(1) 1,500,000 shares are subject to an escrow agreement and will be released if we reach certain financial milestones. If we do not reach those financial milestones in the next 18 months, then those shares will be cancelled.
(2) Courtney Smith owns approximately 42% of Greater China Technology, Inc.
(3) On November 17, the Registrant effected a 1 for 1.1 forward split for holders of record on November 17, 2002. The current shareholdings are listed in the table above.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Pursuant to the Merger Agreement, Mr. Smith, age 50, became our president, secretary, treasurer and director. Mr. Smith is also the president, secretary and a member of the Board of Directors of MSS. Mr. Smith is primarily responsible for our day to day operations. The duties of our chief financial officer and controller are performed by Geller & Co. Mr. Smith was the founder of the predecessor software company to MSS, Web Master, Inc. in 1996. Mr. Smith is also the president and chief executive officer of Greater China Technology, Inc. From July 1990 to the present, Mr. Smith has been the president and owner of Courtney Smith & Co., an investment advisor firm, formerly Pinnacle Capital

Management, Inc. He was also a Managing Director in the New York Representative Office of Daishin Securities Co., Ltd., from October 1994 to February 1996. Mr. Smith became Senior Vice President of Bersac International in March 1996. He is the President and owner of Pinnacle Capital Strategies, Inc. which was registered with the Commodity Futures Trading Commission as a commodity trading advisor and a commodity pool operator from December 1990 to May 2001. Mr. Smith is also the owner of CTCR, Inc. and Nexus, Inc. and the founder of DK&G WebMaster and CollegeCentral.com. Mr. Smith attended the University of British Columbia, Vancouver, British Columbia, Canada, from September 1970 to June 1971, and the Simon Fraser University, Burnaby, British Columbia, Canada, and the British Columbia Institute of Technology, Burnaby BC in 1975 and 1976. Mr. Smith is currently not an officer or director of any other reporting company.

In October 2001, a class action lawsuit was filed against numerous defendants including Mr. Smith in United States District Court in the Central District of California, Case No. CV 01-9024 SVW, alleging violations of federal securities laws. The plaintiffs ^ served an amended complaint^. Mr. Smith believes that the plaintiffs' allegations are without merit and intends to oppose this lawsuit zealously. As of December 24, 2002, a motion to dismiss has been filed by Mr. Smith.

In 2000, a lawsuit was filed against numerous defendants including Mr. Smith in United States District Court in the Eastern District of New York, Case No. 00-CV 4026, alleging violations of federal securities laws. Mr. Smith has responded to that amended complaint and the case is currently in the discovery process. Mr. Smith believes that Plaintiffs' allegations are without merit and intends to oppose this lawsuit zealously. As of December 24, 2002, the plaintiff has indicated that it may drop Mr. Smith as a defendant, and Mr. Smith believes that the matter will be resolved shortly.

Item 2. Acquisition of Assets.
------------------------------

Merger of MSAC and MSS.

On July 12, 2002, MSAC merged with and into MSS pursuant to the Merger Agreement (the "MSS/MSAC Merger"). The MSS/MSAC Merger has been accounted for as a reorganization. Prior to the MSS/MSAC Merger and in an effort to satisfy the conditions of the Merger Agreement, MSS had entered into agreements to acquire certain entities: Digit Digital Experiences Limited, a United Kingdom corporation ("Digit"), Global Systems and Technologies Corp., a Virginia corporation ("GSS"), PFA Research Limited, a UK corporation ("PFAR") and Prime Marketing Publications Limited, a UK corporation ("PMP") (collectively, the "Acquired Entities") which MSS believed complemented its business of providing computer solutions and consulting.

As of December 24, 2002, we have decided not to close three of these acquisitions: PMP, PFAR, and GSS. In the case of PMP and PFAR, our primary reason not closing these acquisitions was a downturn in the business prospects of these companies as our audit was being performed. In the case of GSS, the primary reason not to close the transaction was incomplete financial records as determined in our audit process. We were also having difficulty in receiving cooperation from GSS.

In performing our due diligence on these companies, we collected and verified information regarding financial performance and liability exposure. We further relied on our audit for final confirmation of all information we collected. We agreed to value our acquisitions solely on the results of our audit. Because our audit reflected declining financial performance, we believe we are under no obligation to give consideration for the acquisitions.

We decided to not to close the transaction to acquire PMP because PMP was losing significant amounts of money and PMP management had recently indicated to us that sales visibility remained low. Our management decided it was in the best interest of the shareholders to terminate our relationship with PMP in order to avoid significant losses. We believe our earnings are higher as a result of not closing this transaction. Prior to terminating our relationship with PMP, we had lent and invested over $300,000 to PMP and its principals. Our management intends to pursue all appropriate measures to gain recourse to these funds.

We decided not to close the transaction acquiring PFAR for the same reasons detailed above for PMP. PFAR was losing relatively significant amounts of money and sales visibility remained low for the foreseeable future. Our management decided it was in the best interest of the shareholders to terminate our relationship with PFAR to avoid significant losses. We believe our earnings are higher as a result of not closing the transaction to acquire PFAR. Prior to terminating our relationship with PFAR, we lent and invested over $15,000 to PFAR and its principals. We decided not to continue funding such losses and we will pursue all appropriate measures to gain recourse to these funds.

We decided not to close the transaction to acquire GSS because our audit of GSS's records revealed incomplete information. Our management decided it was in the best interest of the shareholders to not close on the acquisition in order to limit potential undiscovered liabilities. GSS also failed to cooperate with our audit, as required by the GSS Acquisition Agreement.

The Acquired Entities are described more particularly below. We intend to pursue further acquisitions with the goal of becoming a provider of software solutions and technology consulting. We intend to focus on acquiring companies that complement MSS's existing assets.

1. Mechanics of the Merger. The separate corporate existence of MSAC ceased when the Certificate of Merger was filed with the Delaware Secretary of State on July 12, 2002, and MSS was the surviving corporation. The charter documents of MSS are the charter documents of the surviving corporation.

2. Share Conversion. Pursuant to the Merger Agreement, we issued 10,986,600 shares of our common stock to the MSS shareholders in exchange for all the issued and outstanding shares of MSS common stock. The holders of MSS common stock immediately prior to the MSS/MSAC Merger will receive one share of MSG stock for each share of MSS stock owned by such holder. The number of shares issued to the MSS shareholders may be reduced pro rata if the following occurs:

If the net annual earnings for the year ending December 31, 2001 for the entities acquired pursuant to the Merger Agreement ("Acquired Entities"), do not equal or exceed $2,000,000, then the number of shares issuable under the Merger Agreement shall be reduced, pro rata, by the number of shares equal to the total shortfall. Two of our principal shareholders, Courtney Smith and Angela Chen, have agreed that any shortfall will be taken only from their holdings, and will not reduce the holdings of any other shareholders. For example, if the total net earnings of the Acquired Entities are $1,800,000, the shortfall is 10% of $2,000,000, such that the total number of shares issuable to Mr. Smith and Ms. Chen under the Merger Agreement would be reduced to account for that 10%. Net earnings are to be determined according to U.S. GAAP, as verified by our auditor.

3. Share Restrictions. The shares of MSG common stock issued pursuant to the Merger Agreement shall bear a restricted legend indicating that the shares are "restricted" securities and are not transferable unless certain conditions are satisfied pursuant to applicable securities laws. In addition to any restrictions on transfer pursuant to applicable securities laws, the shares of MSG common stock issued pursuant to the Merger shall have the following additional restrictions:

     a) No shares of MSG common stock issued pursuant to the Merger Agreement may be transferred within 12 months of the Closing Date.
     b) After 12 months from the Closing Date, 50% of the holder's shares may be transferred subject to the provisions of the applicable securities laws.
     c) After 24 months from the Closing Date, the remaining 50% of the holder's shares may be transferred subject to the provisions of the applicable securities laws.

In addition to the above restrictions and any restrictions on transfer pursuant to the applicable securities laws, MSS's officers, directors and any of their agents, relatives, affiliates and any entities controlled by MSS's officers, directors, and any holders of more than 5% of MSG's stock issued pursuant to the MSS/MSAC Merger ("MSG Insiders") shall be subject to the following additional restrictions:

     a) No shares of MSG common stock issued pursuant to the Merger may be transferred within 12 months of the issuance pursuant to the Merger.
     b) After 12 months from the Closing Date, 25% of MSG common stock held by an MSG Insider may be transferred, subject to any applicable securities regulations.
     c) After 18 months from the Closing Date, an additional 25% of the MSG Insider's MSG common stock may be transferred, subject to any applicable securities regulations.
     d) After 24 months from the Closing Date, an additional 25% of the MSG Insider's MSG common stock may be transferred, subject to any applicable securities regulations.
     e) After 30 months from the Closing Date, the remaining 25% of the MSG Insider's MSG common stock may be transferred, subject to any applicable securities regulations.

4. Financing. On July 12, 2002, and pursuant to the Merger Agreement, we issued three convertible debentures to three investors for a total of $2,000,000. One of those investors had previously loaned us $350,000, which we had loaned to MSS pursuant to the Merger Agreement, Amendment No.1 and Amendment No. 2. Upon the closing of the MSS/MSAC Merger, the investor agreed to convert that promissory note in exchange for a convertible debenture in the amount of $350,000. The terms of those convertible debentures are as follows:

     a)        The debentures shall bear interest of eight percent (8%).
     b)        Interest and principal shall be due and payable on July 12, 2003.
     c) The debenture holders shall have the right, at any time on or prior to July 11, 2003, to convert that debt into one share of our common stock at $2.25 per share and one warrant to purchase one share of our common stock at $2.50 per share.
     d) Upon seventy five (75) days prior written notice, we have the right to require and compel the debenture holders to convert the principal indebtedness into shares of common stock at such time as our historical net annual income, evidenced by reviewed financial statements, exceeds Five Million Dollars ($5,000,000).

Merger of MetaSource Systems UK and MSS. Immediately prior to the MSS/MSAC Merger, MSS merged with MetaSource Systems UK, a United Kingdom corporation ("MSS UK"). MSS became the surviving entity in that merger. Courtney Smith, our sole officer and director, is a director and a shareholder of MSS UK. The Agreement of Merger between MSS and MSS UK is attached to this Form 8-K as
Exhibit 2.6. MSS agreed to issue 986,600 shares of MSS common stock to the shareholders of MSS UK in exchange for all the issued and outstanding stock of MSS UK. The merger between MSS and MSS UK will be accounted for as a reorganization.

MetaSource Systems (MSS/MSS UK) Business Description. MSS is a New York and London-based company which provides solutions to software development and maintenance problems that companies encounter in the current business environment.

MSS provides professional services through an integrated business model that combines technical, project and relationship management teams located in the U.S. and U.K., along with development companies located in China, Russia and Taiwan. MSS's solutions include application development and integration, application management, and re-engineering services. MSS's core competencies include webcentric applications, database programming, and client-server systems.

To date, MSS has assembled the following resources:

         Sales, Project Management and Client Service Team. MSS performs all client-facing functions using local sales, service and project management personnel. The experienced, high quality professionals ensure seamless integration of client needs and company capabilities.

         Offshore development platform in China. Through an exclusive agreement with Greater China Technology, Inc. located in China, MSS has an exclusive agreement to outsource programming and development work at costs significantly less than those in the U.S.

         Corporate strategy & finance team. Many smaller IT solutions providers have focused their resources mainly on building technical and sales & marketing expertise and therefore lack the strategic and financial managerial expertise to drive sustained long-term growth. MSS has assembled an in-house team dedicated solely to developing corporate and financial strategies aimed at building a world-leading provider of IT solutions within the context of the current depressed market environment.

MSS focuses first and foremost on managing the software development process. MSS can provide complete system analysis and design as well as hard core project management. Typically, MSS will receive program specifications from the client so that the primary function of MSS is to ensure that the project is implemented on time and on budget. MSS professionals will work with the client to ensure that the specifications will precisely solve the clients' problem.

MSS's approach to technical development is based on a combination of Prince II and Rational methodologies. All of our work is completely PMBOK(R) compliant. Our global staff is highly trained in project management disciplines.

The methodology is design to reduce implementation duration and risk, while ensuring effective resource-based management. MSS's main aim is to establish business goals and deliver results that provide our clients with strategic advantage in their industry.


^


MSS Agreement with Digit. Pursuant to an acquisition agreement (the "Digit Agreement"), MSS obtained the right to acquire Digit. The Agreement of Merger between MSS, Digit, and Digit Stockholders is attached as Exhibit 2.2. According to the Digit Agreement, the shareholders of Digit will be issued shares of MSS's common stock (the "Digit Exchange Shares") in exchange for all the issued and outstanding stock of Digit. Each Digit shareholder is to be issued Digit Exchange Shares based on their pro rata ownership of Digit stock. The ultimate number of Digit Exchange Shares to be issued to the Digit shareholders will be calculated using the following formula: ADD--the average of 5 times Digit net earnings from April 1, 2001 through March 31, 2002 with 5 times the Digit net earnings from April 1, 2002 through March 31, 2003, and DIVIDE BY the average trading price (defined hereinafter) of MSS's common stock on the first twenty days of public trading of MSS's shares. "Net earnings" are to be determined by MSS's auditor using U.S. GAAP. The "average trading price" shall be calculated with reference to the average of high and low prices on the first twenty days of public trading as reported on finance.yahoo.com.

The Digit shareholders agreed to place all of the Digit Exchange Shares in escrow for a period of one year. Within 60 days of March 31, 2003, additional Digit Exchange Shares will be added according to the formula above if Digit's net earnings for the period beginning April 1, 2002 and ending March 31, 2003 are greater than the average of April 1, 2001 through March 31, 2002 Digit earnings. If Digit net earnings for the period beginning April 1, 2002 and ending March 31, 2003 are less than the average of April 1, 2001 through March 31, 2002, Digit earnings, the appropriate number of Digit Exchange Shares will be subtracted according to the formula above.

Digit Business Description. Since 1995, Digit has provided interactive digital business solutions to a corporate client base. Those solutions include a combination of design, marketing, branding, merchandising and technology integration skills to create business value. Digit specializes in navigation and flow within interactive design solutions and are experienced structural architects for complex information management systems. By carefully selecting technologies Digit has navigated an uncertain market environment by establishing a reputation as the European leader in design and innovation. Recognition of Digit's work has resulted in the award of a BAFTA for Interface Design and Best of Show at the International Design Week Awards 2001. Furthermore in a recent Financial Times survey of the leading 50 Creative Minds of 2001, Digit's Creative Director, Daljit Singh, was the only New Media personality to feature alongside the likes of Greg Dyke, Sir Paul Smith, Sir Martin Sorrell and Ridley Scott.

Recent Work includes:

Habitat - Digit has redesigned and revitalized Habitat's global website which was launched in September in five countries - the UK, Eire, France, Spain and Germany. The new site has been designed to allow a seamless migration to e-commerce elements in the future. Partnering with Dataforce to handle all of Habitat's online customer relationship marketing, Digit will introduce dynamic digital mailers throughout the year, informing customers of promotions and new ranges within the stores.

World Wide Learning - Part of News Corporation, (a division of the News International plc). WorldWide Learning has commissioned Digit to look at the branding and design for several projects both on and off-line. Digit has been asked to re-design their existing corporate Worldwide Learning website, as well as design an interface and navigation for one of their main on-line learning products - LENS. In addition to these on-line projects Worldwide Learning has asked Digit to design and produce their company information brochure pack.

MTV Source - MTV approached Digit to design and produce a viral flash animation and a dedicated micro site. The brief for the animation was that it should attract students and non-professional designers to design screen identifications for the MTV channel. After viewing the animation the user then clicks on a link taking them directly to the microsite, which gives further information about the project. The animation is around twenty seconds long and under MB in size and produced entirely in Flash.

Disney Channel - Digit has completed several projects and is currently working with Disney Channel on various activities. One such project is the Disney Channel site, the brief was to create an entertaining and animation rich environment that allows children to explore and interact directly with the Live Studio in an innovative way. It aims to encourage interactivity and communication with playful and humorous content.

The project is divided into two phases, the second phase currently being developed concentrates on interactive content and gaming. The aim is to create a synergy between the on-air studio and the website. Children will be able to interact and affect aspects of the studio by visiting the site which will encourage children to stay and re-visit regularly. www.disneychannel.co.uk

Other projects completed for Disney include a re-design of the Disney Kids Awards Site, the brief was to take the existing content for the Kids Awards site www.disney.co.uk/kidsawards, and to redesign and incorporate new content, the look and feel of the site needed to be in keeping with the existing marketing collateral produced for the event. Digit has also produced several content specific homepage re-fresh for the main European Disney channel homepage, the existing Buzz Lightyear page is soon to be replaced with a new Tarzan themed homepage.

^


Merger of Kensington Consulting Acquisition Corporation and Kensington Group, Inc. Immediately following the MSS/MSAC Merger, and also on July 12, 2002, our wholly-owned subsidiary, Kensington Consulting Acquisition Corporation, a Delaware corporation ("KCAC") filed a Certificate of Merger to merge into and with (the "KG/KCAC Merger") Kensington Group, Inc., a Massachusetts corporation ("KG"). KCAC was to be the surviving entity and take the name "Kensington Management Consulting, Inc."("KMC"). KCAC changed its name on December 13, 2002 to "KGI: Kensington Management Consultants, Inc." The KG/KCAC Merger is attached as Exhibit 2.7 and was consummated with the following terms and conditions:

Prior to the consummation of KG/KCAC Merger, Norma LaRosa, officer and director of KG, entered into a Share Purchase Agreement whereby she agreed to purchase all the stock of Efrem Mallach. Norma LaRosa ("KG Shareholder") entered into the KG/KCAC Merger Agreement as the sole shareholder of KG. Pursuant to that agreement, the KG Shareholder shall receive an amount of our common stock (the "KG Exchange Shares") according to the following formula: KG's net income for the calendar year ended December 31, 2001 (the "2001 Income"), multiplied by five (5), divided by the average between the high, low and closing price of shares of our common stock on July 16, 2002 (the "Average Price"), but not more than $5.50 per share. "Net Income" shall be determined by our auditor in accordance with U.S. GAAP applying the accounting policies and procedures historically used by KG. The KG Exchange Shares shall be held in escrow as described below.

On or before August 30, 2003, the KG Exchange Shares issued to the KG Shareholder will be adjusted according to the following formula: as soon as practicable after June 30, 2003, KG will determine its net income for the period from July 1, 2002 to June 30, 2003 (the "2003 Income"). If the average of the 2003 Income and the 2001 Income exceeds, by more than 10%, the 2001 Income, then the KG Shareholder will be issued additional KG Exchange Shares determined by multiplying (A) the difference between (i) the average of the 2003 Income and the 2001 Income and (ii) the 2001 Income by (B) 5 and dividing that product by the Average Price.

If the average of KG's 2003 Income and the 2001 Income is more than 10% less than the 2001 Income, then the KG Shareholder shall return to us that number of KG Exchange Shares determined by multiplying (A) the difference between (i) the 2001 Income and (ii) the average of the 2001 Income and the 2003 Income by (B) 5 and dividing that product by the Average Price.

In the event that the average of 2003 Income and the 2001 Income exceeds the 2001 Income by more than 10%, we have agreed to issue additional KG Exchange Shares, as determined herein, within 5 business days of the determination of the 2003 Income, but in no event later than August 30, 2003. In the event that the 2001 Income exceeds the average of the 2001 Income and 2003 Income by more than 10%, we will receive that number of KG Exchange Shares determined in accordance with the formula above within 5 business days of the determination of the 2003 Income, but in no event later than August 30, 2003. In the event that the average of the 2003 Income and 2001 Income is within 10% of (either plus or minus) the 2001 Income, there shall be no adjustment.

Additionally, certificates representing 50% of the immediately issued KG Exchange Shares shall be delivered to an escrow agent and certificates evidencing and representing the remaining 50% of the immediately issued KG Exchange Shares shall be delivered to the KG Shareholder pursuant to the provisions of the KG/KCAC Merger Agreement.

Pursuant to the terms of an employment agreement, Norma LaRosa, co-founder of KG, has agreed to serve as the chief executive officer of KMC, which is now our wholly-owned subsidiary. The term of the employment agreement is two years beginning July 12, 2002, and is renewable on a yearly basis thereafter. Her gross annual salary shall be $85,000, plus certain employee benefits as detailed in the employment agreement attached hereto as an exhibit.

Kensington Group, Inc. Business Description. Kensington Group, Inc. provides companies with services such as research, consulting, and training to assist their clients to achieve corporate objectives, maximize sales and business opportunities, and increase shareholder value. Kensington Group, Inc. has clients which are Fortune 500 and Global 2000 companies. Kensington Group, Inc. believes its customers benefit by Kensington Group, Inc.'s knowledge and hands-on experience as its principals have over 20 years of experience in the information technology ("IT") industry.

Kensington Group, Inc. provides its clients with research that exposes those factors which could influence a company's future success such as:

         Custom Influencer Win/Loss Analysis -- Kensington Group, Inc. will work with clients to determine the impact of certain influencers on corporate sales and take corrective action to resolve negative influences on a particular companies business, whether real or perceived. The term "influencers" covers industry analysts, consultants, the press, and others who can impact customers' buying decisions.

         Analyst Quotation Tracking System(TM) -- Kensington Group Inc. uses a global system that tracks trends and industry analysts' and financial analysts' quotes in the media, both print and online, of business, trade and news press. Media quotations are a key channel through which analysts influence the course of the market and the fortunes of individual companies. This service comes with unlimited access to Kensington Group, Inc.'s extensive "searchable and sortable" database and custom, monthly executive "key indicator" reports.

         Public Analyst/Consultant Relations Effectiveness Benchmark Studies(TM) for IT and telecommunications companies. This is an annual series of reports to companies that includes performance measurements, program concepts, best practices and recommendations for all IT and telecommunications companies worldwide.

         Watching the Watchers(TM). An annual benchmark study for users, vendors, venture capitalists and others. These reports seek to answer important questions such as: Who uses which research firms, and for what? How much are they really spending? Who is really being used to influence sales? What are their strengths and weaknesses? Kensington Group, Inc. is in a position to answer these questions and provide an objective guide to these critical influencers.

         Best Practices and Trends Report. These reports detail lessons learned in eleven years of industry studies. They incorporate thousands of interviews with analysts and consultants from around the world in an understandable format.

         Analyst Relations Manager's Companion and Guide. This guide is a one-stop-shopping guide to influencer programs and processes: planning, templates, checklists and concepts for today's analyst or consultant relations professional. The Guide is updated annually to address new and changing market conditions.

Kensington Group, Inc. also provides public and private forums for their clients' analyst and consultant relations staff. The available forums are detailed immediately below.

Private Forums include:

         Specialized Analyst Relations Training and Coaching: During these forums, Kensington Group, Inc. stresses message development, briefing preparation, spokesperson training and executive coaching with a clear focus on content, information flow and style.

         Custom Public Relations Agency Training: These training sessions focus on learning how to be more competitive in analyst relations.

         Consulting Services: Kensington Group, Inc. works to analyze its client's specific needs for analyst and consultant services. Kensington Group, Inc. provides its clients with a customized approach to analyst and consultant relations.

ITEM 5. OTHER EVENTS.

LaRosa Promissory Notes. MSS agreed to loan Norma LaRosa, the officer and director of KG, the sum of $560,000 at 2.84% interest per annum. The loan is full-recourse. The funds are to be distributed to Ms. LaRosa in separate payments occurring over approximately one year depending on several factors. The principal and all accrued interest is due and payable no later than July 12, 2004. As collateral for the loan, Ms. LaRosa agreed to deposit in escrow that portion of our shares owned by her equal in value to $560,000 as determined by taking the average of the high, low, and closing price of our stock on July 16, 2002.


ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS.

On July 12, 2002, Joe Cheung resigned as our president, secretary, treasurer and a member of our Board of Directors. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices. A copy of Mr. Cheung's resignation is filed as Exhibit 17.1 to the Form 8-K filed July 19, 2002.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS



Proforma Consolidated June 30, 2002

Balance Sheet
                                                     Combined
                                                     Proforma        Combined      Kensington      Digit     MetaSource    CobraTech
ASSETS
        Current Assets
                Cash and Equivalents                   101,079        101,079         1,877                     99,202
                Due from officers                        9,511          9,511                                                9,511
                Notes receivable - affiliates          254,403        254,403                                  254,403
                Work in progress                       308,853        308,853                     308,853
                Prepaid expenses                        99,408         99,408                      19,408       80,000
                Accounts Receivable                    417,130        417,130        88,650       254,330       74,150
                                                    -------------------------------------------------------------------------------
        Total Current Assets                         1,190,384      1,190,384        90,527       582,591      507,755       9,511

        Property, Plant & Equipment                      6,661          6,661         6,661
        Goodwill                                       562,960              0
        Other assets                                   147,690        147,690         4,455       143,235            0
                                                    -------------------------------------------------------------------------------
        Total assets                                 1,907,695      1,344,735       101,643       725,826      507,755       9,511
                                                    ===============================================================================

LIABILITIES AND STOCKHOLDERS DEFICIT
        Liabilities
                Current liabilities
                        Notes payable                  728,375        728,375                     306,000      350,000      72,375
                        Bank overdraft and factor      445,604        445,604                     445,604
                        Accounts payable               447,842        447,842         7,900       393,882       10,684      35,376
                        Other Liabilities              157,260        157,260         3,761       153,499
                                                    -------------------------------------------------------------------------------
                        Total current liabilities    1,779,081      1,779,081        11,661     1,298,985      360,684     107,751
                                                    -------------------------------------------------------------------------------

                Long term liabilities
                        Notes payable                        0              0                           0
                                                    -------------------------------------------------------------------------------
                Total Liabilities                    1,779,081      1,779,081        11,661     1,298,985      360,684     107,751

        Stockholder's Deficit
                Common Stock, $.001 par value           10,639         28,503         2,000         2,973       10,639      12,891
                Treasury Stock                                         10,000                                               10,000
                Authorized 10000000 shares                   0              0
                Issued and outstanding: 10,639,174
                and 10,639,174 respectively                  0              0
                Additional paid in capital             593,735        812,611                                  791,042      21,569
                Translation adjustment                  47,994         47,994                      47,994
                Retained earnings (deficit)           (523,754)    (1,332,865)       87,982      (754,393)    (523,754)    142,700)
                                                    -------------------------------------------------------------------------------
        Total Stockholders Deficit                     128,614       (433,757)       89,982      (703,426)     277,927     (98,240)
                                                    -------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS DEFICIT           1,907,695      1,345,324       101,643       595,559      638,611       9,511





The accompanying footnotes are an integral part of these financial statements

Consolidated

Statement of Operations Year ended December 31, 2001
--------------------------------------------------------------------------------

                                                Proforma
                                                Combined       Combined      Kensington       Digit          MSS        CobraTech

Revenue                                      $   2,546,164   $  2,546,164  $   1,191,524   $  1,354,640   $         -  $        -
Cost of Goods                                    1,724,773      1,724,773        779,976        944,797             -           -
                                             -------------------------------------------------------------------------------------
Gross Profit                                       821,391        821,391        411,548        409,843             -           -
Costs and expenses
          Research and development                 342,253        342,253                       342,253                         0
          Depreciation and amortization            107,676        107,676          6,760        100,916             -           -
          General and Administrative expenses      806,805      1,112,445        484,432        471,208       142,764      14,041
                                             ------------------------------------------------------------------------------------
Operating income                                  (435,343)      (740,983)       (79,644)      (504,534)     (142,764)    (14,041)

Other (income) expenses
          Interest expense                          54,528         54,528             22         54,506             -
                                             -------------------------------------------------------------------------------------
                                                    54,528         54,528             22         54,506             -           -
                                             -------------------------------------------------------------------------------------
Income (loss) before taxes                        (489,871)      (795,511)       (79,666)      (559,040)     (142,764)    (14,041)
                                             -------------------------------------------------------------------------------------
Provision (recovery) for income taxes              (49,962)       (49,962)             -        (49,962)
                                             -------------------------------------------------------------------------------------
Net (loss) income                            $    (439,909)  $   (745,549) $     (79,666)  $   (509,078)  $  (142,764)    (14,041)
                                             =====================================================================================

          Basic & diluted net loss per share $       (0.04)  $      (0.07)



The accompanying footnotes are an integral part of these financial statements

Consolidated

Statement of Operations six months June 30, 2002
----------------------------------------------------------------

                                                Proforma
                                                Combined        Combined       Kensington       Digit         MSS       CobraTech
Revenue                                       $   1,549,033   $  1,549,033  $     589,692   $   844,840   $   114,501  $        -
Cost of Goods                                     1,061,973      1,061,973        424,220       583,323        54,430           -
                                              ------------------------------------------------------------------------------------
Gross Profit                                        487,060        487,060        165,472       261,517        60,071           -
Costs and expenses
            Research and Development                200,778        200,778                      200,778
            Depreciation and amortization            51,763         51,763          3,429        48,334             -
            General and Administrative expenses     731,523        797,170         68,248       200,954       442,573      85,395
                                              ------------------------------------------------------------------------------------
Operating income                                   (497,004)      (562,651)        93,795      (188,549)     (382,502)    (85,395)

Other (income) expenses
            Interest expense                         24,955         24,955              -        26,467        (1,512)

                                              ------------------------------------------------------------------------------------
                                                     24,955         24,955              -        26,467        (1,512)          -
                                              ------------------------------------------------------------------------------------
Income (loss) before taxes                         (521,959)      (587,606)        93,795      (215,016)     (380,990)    (85,395)
                                              ------------------------------------------------------------------------------------
Provision (recovery) for income taxes                     -              -              -             -
                                              ------------------------------------------------------------------------------------
Net (loss) income                             $    (521,959)  $   (587,606) $      93,795   $  (215,016)  $  (380,990)    (85,395)
                                              ====================================================================================

           Basic & diluted net loss per share $       (0.05)  $      (0.06)

                             Weighted average
                             shares used in
                             computing basic
                             and diluted net
                             loss per share      10,639,174     10,639,174

Decrease in G&A expenses in Proforma Combined is a result of reclassifying certain elements of owner's compensation as a result of shifting from a Sub-Chapter S corporation to a Sub-Chapter C corporation.



The accompanying footnotes are an integral part of these financial statements

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1

The accompanying condensed consolidated financial statements include our accounts as well as our wholly owned subsidiaries. All significant inter-company transactions and balances have been eliminated. In our opinion, the accompanying unaudited consolidated financial statements reflect all adjustments, which are of a normal recurring nature, necessary for a fair presentation of the results for the periods presented.

The results of operations presented for the three and nine months ended September 30, 2002 are not necessarily indicative of the results to be expected for any other interim period or any future fiscal year. The accompanying consolidated financial statements should be read in conjunction with the financial statements for the six months ended June 30, 2002 and years ended 2001 and 2000 included in our amended Form 8-K/A filed with the Securities and Exchange Commission on December 26, 2002.

Basis of Presentation
----------------------

On July 12, 2002 MetaSource Group ("MSGR") and MetaSource Systems ("MS") executed a business combination agreement that provided for MSGR acquiring all of the issued and outstanding common stock of MS. In connection with the transaction, the shareholders of MS received 10,000,000 shares of MSGR common stock for their 10,000,000 shares of MS. As a result of this transaction, the former shareholders of MS acquired or exercise control over a majority of the shares of MSGR. Accordingly the transaction has been treated for accounting purposes as a recapitalization of MS and, therefore, these financial statements represent a continuation of the accounting acquirer, MS, not MSGR, the legal acquirer. In accounting for the transaction:

i) MS is deemed to be the purchaser and surviving company for accounting purposes. Accordingly, its net assets are included in the balance sheet at their historical book values.

ii) Control of the net assets and business of MSGR was acquired effective July 12, 2002 (the "Effective Date"). This transaction has been accounted for as a purchase of MSGR by MS.

iii) The consolidated statements of operations and cash flows include MS's results of operations and cash flows from November 27, 2001 (date of inception) and MSGR's results of operations from the Effective Date. MSGR had no operations subsequent to the Effective Date.

NOTE 2  --  Notes Payable
--------------------------

On July 12, 2002, and pursuant to the Merger Agreement, we issued three convertible debentures to three investors for a total of $2,000,000. Of the three convertible debentures, one was for $1,000,000 and a second was for $650,000. The third convertible debenture was for $350,000, which was exchanged for a promissory note we had previously issued to an investor who had previously loaned us $350,000, which we in turn was loaned to our wholly-owned subsidiary, MetaSource Systems, Inc. Upon the closing of the merger between our wholly owned subsidiary, MetaSource Acquisition Corporation and MetaSource Systems, Inc., the investor who loaned us the funds agreed to convert that promissory note in exchange for a convertible debenture in the amount of $350,000. The general terms of all three convertible debentures are similar and are as follows:

     o    The debentures shall bear interest of eight percent (8%).

     o    Interest and principal shall be due and payable on July 12, 2003.

     o The debenture holders shall have the right, at any time on or prior to July 11, 2003, to convert that debt into one share of our common stock at $2.25 per share and one warrant to purchase one share of our common stock at $2.50 per share.

     o Upon seventy five (75) days prior written notice, we have the right to require and compel the debenture holders to convert the principal indebtedness into shares of common stock at such time as our historical net annual income, evidenced by reviewed financial statements, exceeds Five Million Dollars ($5,000,000).

NOTE 3  -- Notes Receivable
----------------------------

LaRosa Promissory Notes. MetaSource Systems, Inc., agreed to loan Norma LaRosa, the officer and director of Kensington Group, certain sums at 2.84% interest per annum. To date we have loaned Ms. LaRosa $135,000. The loan is full-recourse. The principal and all accrued interest is due and payable no later than July 12, 2004. As collateral for the loan, Ms. LaRosa agreed to deposit in escrow that portion of our shares owned by her equal in value to $560,000 as determined by taking the average of the high, low, and closing price of our stock on July 16, 2002.

PMP Financing Agreement. MetaSource Systems, Inc., entered into an Agreement of Financing with Mike Price, a director of PMP, wherein MetaSource Systems, Inc., agreed to loan Mike Price certain sums. To date we have loaned Mr. Price over $250,000. The loan is a full recourse loan with a due date of July 13, 2004.

NOTE 4  -- Recent accounting pronouncements
---------------------------------------------

On July 20, 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") 141, "Business Combinations," and SFAS 142, "Goodwill and Intangible Assets." SFAS 141 is effective for all business combinations completed after June 30, 2001. SFAS 142 is effective for fiscal years beginning after December 15, 2001; however, certain provisions of this Statement apply to goodwill and other intangible assets acquired between July 1, 2001 and the effective date of SFAS 142. The Company does not believe that these statements will have a material affect on the Company's financial statements.


In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). This statement is effective for fiscal years beginning after December 15, 2001. This supersedes Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," while retaining many of the requirements of such statement. The Company is currently evaluating the impact of the statement.

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Stockholders of Meta Source Systems, Inc.


We have audited the accompanying balance sheet of Meta Source Systems, Inc. as of December 31, 2001, and the related statements of operations, stockholders' equity and cash flows for the initial period November 26, 2001 to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Meta Source Systems, Inc. as of December 31, 2001, and the results of its operations and cash flows for the initial period November 26, 2001 to December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.




                                   MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C.
                                   Certified Public Accountants

New York, New York
December 16, 2002

MetaSource Systems, Inc.

Balance Sheet                                                                   Six months          Year Ended
                                                                                ended June 30,      December 31,
                                                                                2002 unaudited           2001
ASSETS
         Current Assets
                Cash and Equivalents                                                  99,202               6,522
                Accounts Receivable                                                   74,150
                Notes Receivable - Affiliates                                        384,670
                Prepaid Expense                                                       80,000              20,000
                                                                                ---------------------------------
         Total Current Assets                                                        638,022              26,522
                                                                                ---------------------------------
         Total assets                                                                638,022              26,522
                                                                                =================================
LIABILITIES AND STOCKHOLDERS DEFICIT
         Liabilities
                Current liabilities
                        Notes payable                                                350,000
                        Accounts payable and accrued expenses                         10,684              26,194
                        Total current liabilities                                    360,684              26,194
                                                                                ---------------------------------
         Stockholder's Equity
                             Common Stock, ($.01 par value, 10 million
                             authorized, 9409154 issued and outstanding as
                             of Dec 31, 2001/ 30 million autho10,050 $.001
                             par val94,092,050,000 issued and outstanding as
                             of June 30, 2002)
                             Additional paid in capital                              791,042              49,000
                             Retained earnings (deficit)                            (523,754)           (142,764)
                                                                                ---------------------------------
         Total Stockholders Deficit                                                  277,338                 328
                                                                                ---------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS EQUITY                                            638,022              26,522







The accompanying footnotes are an integral part of these financial statements

MetaSource Systems, Inc.
Statement of Stockholders Equity

                                                                             Additional        Retained
                                               Common Stock                    Paid-in         Earnings
                                                 Shares          Amount        Capital        (Defiiciency)      Total
                                               --------------------------------------------------------------------------
Issuance of founders shares for services        9,309,154         93,092               0                0         93,092
Sale of Common Stock                              100,000          1,000          49,000                          50,000
Net loss                                                                                         (142,764)      (142,764)
                                               --------------------------------------------------------------------------
Balance at December 31, 2001                    9,409,154         94,092          49,000         (142,764)           328

Sale of common stock                              640,846          6,408         651,592                         658,000
Adjustment to par value                                          (90,450)         90,450
Net loss                                                                                         (380,990)      (380,990)
                                               --------------------------------------------------------------------------
Balance at June 30, 2002                       10,050,000         10,050         700,592         (523,754)       277,338
(unaudited)



The accompanying footnotes are an integral part of these financial statements

MetaSource Systems, Inc.

Statement of Operations
                                                   Six months                         Year ended
                                                   ended June 30, 2002                December 31,
                                                   unaudited                          2001
Revenue                                                                  114,501
                                                   ----------------------------------------------

Cost of Goods                                                             54,430

                                                   ----------------------------------------------
Gross Profit                                                              60,071

Costs and Expenses

                   General and Admin                                     442,573         142,764
                   Interest and finance (income)                          (1,512)
                                                   ----------------------------------------------
Total Costs and expenses                                                 441,061         142,764
                                                   ----------------------------------------------
                   Net Loss                                             (380,990)       (142,764)
                                                   ==============================================

Basic and diluted net loss per share                                  $    (0.04)        $ (0.02)

                   Weighted average
                   shares used in
                   computing basic
                   and diluted net
                   loss per share                                     10,500,000       9,409,154





The accompanying footnotes are an integral part of these financial statements

       MetaSource Systems, Inc.

       Statement of Cash Flows                                For the six
       ----------------------------------------------------   months ended          Year ended
                                                                June 30             December 31
                                                                 2002                  2001
                                                              (Unaudited)
Cash flows from operating activities
       Net income (loss)                                   $       (380,990)   $       (142,764)
       Adjustments to reconcile net loss to net cash used
        operating activities
       Common stock issued to founders for services                                      93,092
              Changes in operating assets and liabilities
                     Prepaid Costs                                  (60,000)            (20,000)
                     Accounts Receivable                            (74,150)                  -
                     Accounts payable and accrued expenses          (15,510)             26,194
                                                           -----------------   -----------------
                       Net cash used in operating activities       (530,650)            (43,478)
                                                           -----------------   -----------------

Cash flow from investing activity
       Loans outstanding                                           (384,670)                  -
                                                           -----------------   -----------------
                       Net cash used in investing activities       (384,670)                  -
                                                           -----------------   -----------------

Cash flow from financing activities
       Net proceeds from sale of common shares                      658,000              50,000
       Proceeds from loans                                          350,000
                                                           -----------------   -----------------
                     Net cash provided by financing activities    1,008,000              50,000
                                                           -----------------   -----------------

Net increase in cash                                                 92,680               6,522

Cash and cash equivalents at beginning of the period                  6,522                   -
                                                           -----------------   -----------------
Cash and cash equivalents at the end of the period         $         99,202    $          6,522
                                                           -----------------   -----------------

Supplemental Disclosures
       Interest Paid                                       None                None
       Income Taxes Paid                                   None                None

Supplemental Schedule of Non-Cash Activities
       During 2001, The Company
                     Issued 9,309,154 shares of common stock to the founders for services rendered



The accompanying footnotes are an integral part of these financial statements

MetaSource Systems, Inc.
Notes to Financial Statements
December 31, 2001 andJune 30, 2002 (Information with respect to June 30, 2002 is unaudited)

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of business
-----------------------
MetaSource Systems, Inc. (MSS) was incorporated in Delaware on November 26, 2001 and is a custom software development company.

Revenue recognition
-------------------
Revenue for software development is recognized as the services are rendered. Daily rates for programming are determined in advance and agreed to with the customer. Most jobs are on a project basis.

Advertising costs
-----------------
The Company expenses all advertising costs as incurred and classifies these costs under selling, general and administrative expenses. Advertising costs for the year ended December 31, 2001 was $210 and was $295 for six months ended June 30, 2002.

Cash and cash equivalents
--------------------------
Cash and cash equivalents consists solely of cash in demand accounts at banks.

Concentration of credit risks
-----------------------------
The Company keeps it's money in non-interest bearing demand accounts. The Company maintains its cash balances in financial institutions located in the United States. The balances in U.S. banks are insured by the Federal Deposit Insurance Corporation up to $100,000.

There were no accounts receivable at December 31, 2001 and 74150 at June 30,2002. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends, and other information.

Fair value of financial instruments
-----------------------------------

The carrying value of financial instruments (principally consisting of cash and cash equivalents, accounts receivable and payable) approximates fair value because of the short maturities.

Income taxes
------------
Income tax expense includes federal and state taxes currently payable and deferred taxes arising from temporary differences between income for financial reporting and income tax purposes.

Use of estimates in financial statements
----------------------------------------
In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

MetaSource Systems, Inc.
Notes to Financial Statements
December 31, 2001 andJune 30, 2002 (Information with respect to June 30, 2002 is unaudited)


Recent accounting pronouncements
--------------------------------
On July 20, 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") 141, "Business Combinations," and SFAS 142, "Goodwill and Intangible Assets." SFAS 141 is effective for all business combinations completed after June 30, 2001. SFAS 142 is effective for fiscal years beginning after December 15, 2001; however, certain provisions of this Statement apply to goodwill and other intangible assets acquired between July 1, 2001 and the effective date of SFAS 142. These statements will have no affect on the Company's financial statements as there was no goodwill or intangible assets on the balance sheets.

In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). This statement is effective for fiscal years beginning after December 15, 2001. This supersedes Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," while retaining many of the requirements of such statement. The Company is currently evaluating the impact of the statement but believes it will have no impact because there were no long-lived assets at December 31, 2001 nor June 30, 2002..

NOTE 2 - PREPAID EXPENSES
         Prepaid expenses represent advances to a vendor for programming services performed in the subsequent period.

NOTE 3 - INCOME TAXES

The components of the provision for income taxes are as follows:

                          For the Year Ended      Six Months Ended
                          December 31, 2001        June 30, 2002
                         --------------------    -------------------
Current Tax Expense
   U.S. Federal           $                 -    $                 -
   State and Local                          -                      -
                          -------------------    -------------------
Total Current                               -                      -
                          -------------------    -------------------

Deferred Tax Expense
   U.S. Federal                             -                      -
   State and Local
                                            -                      -
                          -------------------    -------------------
Total Deferred
                                            -                      -
                          -------------------    -------------------
Total Tax Provision
(Benefit) from Operations $                 -    $                 -
                          -------------------    -------------------

MetaSource Systems, Inc.
Notes to Financial Statements
December 31, 2001 andJune 30, 2002 (Information with respect to June 30, 2002 is unaudited)



The reconciliation of the effective income tax rate to the Federal statutory rate is as follows:


Federal Income Tax Rate                         (34.0)%          (34.0)%
Deferred Tax Charge (Credit)                       -                -
Effect on Valuation Allowance                    34.0%            34.0%
State Income Tax, Net of Federal Benefit           -                -
                                             --------------- -----------------
Effective Income Tax Rate                         0.0%             0.0%
                                             =============== =================


As of December 31, 2001 and June 30, 2002 the Company had a net carryforward loss of approximately $143,000 and $524,000 respectively. Because of the current uncertainty of realizing the benefit of the tax carryforward, a valuation allowance equal to the tax benefit has been established. The full realization of the tax benefit associated with the carryforwards depends predominantly upon the Company's ability to generate taxable income during the carryforward period. Net operating loss carryforwards expire through 2021.

Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purpose and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities approximate as follows:

-------------------------- ------------------- --------------------
                            December 31, 2001    June 30, 2002
-------------------------- ------------------- --------------------
Deferred Tax Assets
-------------------------- ------------------- --------------------
Loss Carryforwards               $49,000            178000
-------------------------- ------------------- --------------------
Less: Valuation Allowance        (49,000)          (178000)
-------------------------- ------------------- --------------------
Net Deferred Tax Assets          $     -            $    -
-------------------------- ------------------- --------------------


NOTE 4 - OFFICE SPACE
The company occupies administrative office space in New York, NY under a five year lease held by two affiliated entities.

NOTE 5 - SUBSEQUENT EVENTS

Acquisition of Company
----------------------
Effective July 12, 2002, the Company entered into a transaction with MetaSource Group, Inc., Inc.("MSGR") in which the shareholders exchanged 100% of the issued and outstanding shares of the Company in exchange for shares of MSGR (the "Exchange Shares"). Under the terms of the exchange agreement, the Exchange shares were on a one for one basis. See detail in the relevant 8K filings of MetaSource Group, Inc.

MetaSource Systems, Inc.
Notes to Financial Statements
December 31, 2001 andJune 30, 2002 (Information with respect to June 30, 2002 is unaudited)


Concurrent with this, the Company received additional funding through the issuance of convertible debentures totaling $2.0 million. These debentures carry an interest rate of 8% due at the maturity date of the debentures July 11, 2003. The debentures may be converted into common stock at $2.25 per share and upon conversion the debenture holder receives a one year warrant to purchase common stock at $2.50 per share for each share of common stock received at the conversion date prior to June 30, 2002. The conversion and warrant prices will be reduced if the company sells stock at a price per share less than the conversion price. The Company received advances from the debenture holders of $350,000 against the proceeds from the sales of the debentures.

Concurrent with this agreement the Company entered into an employment agreement with a certain executive which provide for minimum compensation of $ 120,000 for the years ending December 31, 2002 and 2003 respectively.

During the year 2002, the Company sold to various investors 640,846 shares of common stock under Securities and exchange Commission Regulation D, Rule 506 realizing $658,000.

On June 26, 2002, the Company increased its authorized common stock from 10,000,000 shares to 30,000,000 shares and in addition reduced the par value of its common stock from $.01 to $.001

During 2002, the Company loaned three affiliated companies $386,000 receiving subordinated notes due in one year from the loan dates bearing interest at rates ranging from 6% to 9%.

In July 2002, the Company loaned a related party $135,000 against a secured full-recourse promissory notes due July 16, 2003bearing no interest secured by the ownership of the Company's stock. In addition, the Company loaned a related party $160,000 against a secured full-recourse promissory notes due July 16, 2003bearing no interest secured by the ownership of the Company's stock.

In December the Company acquired two companies, Sitaro Group, Inc. and International Trade and Development, Ltd in share swaps detailed in the relevant 8K filings.

                         INDEPENDENT AUDITOR'S REPORT



To the Board of Directors and Stockholders of Digit Digital Experiences, Limited


We have audited the accompanying balance sheets of Digit Digital Experiences, Limited as of December 31, 2001 and 2000, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Digit Digital Experiences, Limited as of December 31, 2001 and 2000, and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.




                                      MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C.
                                      Certified Public Accountants

New York, New York
November 15, 2002

      Digit Digital Experiences Limited
      Balance Sheet                                            For the six months    For the years ended
      ---------------------------------------------------------  ended June 30           December 31,
                                                                    2002              2001          2000
ASSETS                                                           (Unaudited)

          Current Assets
              Accounts receivable, net                         $   254,330     $         -     $   72,638     $  254,330
              Due from officers                                          -               -        178,113              -
              Work in progress                                     308,853         264,510        141,294        308,853
              Prepaid expenses                                      19,408               -         10,142         19,408
                                                               ----------------------------    ----------     ----------
          Total Current assets                                     582,591         264,510        402,187        582,591

              Property plant & equipment, net                      143,235         178,057        282,068        143,235
                                                               ----------------------------    -----------    ----------
          Total assets                                         $   725,826     $   442,567     $  684,256     $  725,826
                                                               ============================    ==========     ==========

LIABILITIES & STOCKHOLDERS' DEFICIT

      Liabilities
          Current liabilities
              Notes payable-short term                         $   306,000     $   288,958     $  288,958     $  306,000
              Due to factor                                         76,378          48,136              -         76,378
              Bank overdraft                                       369,226          64,432         41,699        369,226
              Accounts payable and accrued expenses                393,882         253,423        120,563        393,882
              Dividends payable                                          -               -        149,350              -
              Due to officers                                      153,499         112,892              -        153,499
              Deferred revenue                                           -         217,725              -              -
              Income taxes payable                                       -               -         53,172              -
                                                               ----------------------------    ----------     ----------
          Total current liabilities                              1,298,984         985,566        653,741      1,298,984

          Long term liabilities
              Notes payable                                        130,267                                       130,267
              Deferred income taxes payable                              -               -         51,771              -
                                                               ----------------------------    ----------     ----------
          Total liabilities                                      1,429,251         985,566        705,512      1,429,251

      Stockholders' Deficit
              Common stock, $1.45 par value
              Authorized 150,000 shares
              Issued and outstanding : 2,050  and 2,050
              and 2,050 respectively                                 2,973           2,973          2,973          2,973
              Retained earnings (deficit)                         (754,393)       (539,378)       (30,298)      (754,393)
              Translation adjustment                                47,994          (6,594)         6,070         47,994
                                                               ----------------------------    ----------     ----------
      Total Stockholders' Deficit                                 (703,426)       (543,000)       (21,256)      (703,426)
                                                               ----------------------------    ----------     ----------
TOTAL LIABILITIES & STOCKHOLDERS' DEFICIT                      $   725,826     $   442,567     $  684,256     $  725,826
                                                               ============================    ==========     ==========

Digit Digital Experiences Ltd
Statement of Stockholders Equity

                                                               Additional       Retained
                                    Common                     Paidin           Earnings         Currency
                                    Stock         Shares       Capital          (Defiiciency)    Adjustments      Total
                                    ----------------------------------------------------------------------------------------
Balance at January 1, 2000          2,973         2,050            0             59,546           14,184          76,703
Translation adjustment                                                                            (8,114)         (8,114)
Net Income/loss                                                                 (89,844)                         (89,844)
                                    ----------------------------------------------------------------------------------------
Balance at December 31, 2000        2,973         2,050            0            (30,298)           6,070         (21,255)

Translation adjustment                                                                           (12,664)        (12,664)
Net Income/Loss                                                                (509,079)                        (509,079)
                                    ----------------------------------------------------------------------------------------
Balance at December 31, 2001        2,973         2,050            0           (539,377)          (6,594)       (536,404)

Translation adjustment                                                                            54,588          54,588
Net Income/Loss                                                                (215,016)                        (215,016)
                                    ----------------------------------------------------------------------------------------
Balance at June 30, 2002            2,973         2,050            0           (754,393)          47,994        (703,426)
(unaudited)




The accompanying footnotes are an integral part of these financial statements

Digit Digital Experiences Limited
Statement of Operations
-----------------------------------------------------

                                                      For the six months ended June 30  For the year ended December 31,
                                                           2002             2001             2001             2000
                                                         unaudited       unaudited
Revenue                                               $       844,840          835,277   $    1,354,640     $  1,785,566
Cost of Goods                                                 583,323          592,960          944,797          837,006
                                                     --------------------------------------------------------------------
Gross Profit                                                  261,517          242,317          409,843          948,560
Costs and expenses
                   Research and development                   200,778           16,272          342,253          169,147
                   Depreciation and amortization               48,334           53,248          100,916          103,822
                   General and Administrative expenses        200,954          227,546          471,208          684,105
                                                     --------------------------------------------------------------------
Operating income                                             (188,549)         (54,749)        (504,534)          (8,514)

Other (income) expenses
                   Interest expense                            26,467           36,555           54,506           26,636
                                                     --------------------------------------------------------------------
                                                               26,467           36,555           54,506           26,636
                                                     --------------------------------------------------------------------
Income (loss) before taxes                                   (215,016)         (91,305)        (559,040)         (35,150)
                                                     --------------------------------------------------------------------
Provision (recovery) for income taxes                               -                           (49,962)          54,693
                                                     --------------------------------------------------------------------
Net (loss) income                                     $      (215,016)     $   (91,305)  $     (509,079)    $    (89,844)
                                                     ====================================================================


                   Basic & diluted net loss per share $       (104.89)          (44.54)  $     (272.70)     $     (17.15)

                                Weighted average
                                shares used in
                                computing basic
                                and diluted net
                                loss per share                  2,050            2,050           2,050             2,050





The accompanying footnotes are an integral part of these financial statements

     Digit Digital Experiences Limited


     Statement of Cash Flows                                        For the six
     -------------------------                                      months ended       For the years ended December 31,
                                                                      June 30,           2001                2000
                                                                        2002
                                                                     (Unaudited)
Cash flows from operating activities
     Net income (loss)                                       $      (215,017)    $      (509,078)    $       (89,844)
     Adjustments to reconcile net loss to net cash used
      in operating activities
         Depreciation and amortization                                48,334             100,916             103,822
         Translation adjustment                                       54,588              (4,473)             (8,114)
         Changes in operating assets and liabilities
             Accounts receivable                                    (254,330)             72,638              36,805
             Work in progress                                        (44,343)           (123,216)
             Prepaid expenses                                        (19,408)             10,142             (10,142)
             Due to factor                                            28,242              46,136                   -
             Accounts payable and accrued expenses                   140,459             132,860              23,533
             Deferred revenue                                       (217,725)            217,725                   -
             Income taxes payable                                          -             (53,172)             (4,415)
             Deferred income taxes                                         -             (51,771)             51,771
                                                            -----------------   -----------------   -----------------
               Net cash provided by (used in) operating activities  (479,200)           (161,293)            103,416
                                                            -----------------   -----------------   -----------------

Cash flow from investing activity
     Purchase of property and equipment                              (13,510)             (3,095)           (260,938)
                                                            -----------------   -----------------   -----------------
               Net cash(used in) investing activities                (13,510)             (3,095)           (260,938)
                                                            -----------------   -----------------   -----------------

Cash flow from financing activities
     Proceeds (payments) bank overdraft                              304,794              22,733              41,699
     Bank note                                                        17,042
     Due to/from officers                                             40,607             141,655            (203,885)
     Proceeds from issuance of notes                                 130,267                   -             285,896
                                                            -----------------   -----------------   -----------------
             Net cash provided by financing activities               492,710             164,388             123,710
                                                            -----------------   -----------------   -----------------

Net increase (decrease) in cash                                            -                   -             (33,812)

Cash and cash equivalents at beginning of the period                       1                   1              33,813
                                                            -----------------   -----------------   -----------------
Cash and cash equivalents at the end of the period           $             1     $             1     $             1
                                                            -----------------   -----------------   -----------------



The accompanying footnotes are an integral part of these financial statements

Digit Digital Experience Limited
Notes to Financial Statements
December 31, 2001 and 2000
June 30, 2002 and 2001 (Information with respect to June 30, 2002 and 2001 is unaudited)


NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of business and basis of presentation
-------------------------------------------------
Digit Digital Experiences Limited ("the Company" or "Digit") was incorporated in 1996 in the United Kingdom and is a professional services firm that designs interactive digital business solutions. The Company is based in the United Kingdom.

The company's financial statements have been presented in U.S. dollars in accordance with SFAS 52 Foreign Currency Translation. Assets and liabilities have been translated from UK pounds sterling to U.S. dollars at year-end exchange rates, and revenue and expenses have been translated at average rates prevailing during the year. Translation adjustments are included as a component of stockholder's equity. Foreign currency transaction gains and losses, which have been immaterial, are included in results of operations.

Revenue recognition
-------------------
Revenue for professional services is recognized as the services are rendered. Daily rates are determined in advance and agreed to with the customer. On fixed fee engagements, revenue and gross profit adjustments are made to reflect revisions in estimated costs and contract values. Deferred revenue occurs when a client prepays for work to be done in the future.

Research and development costs
------------------------------
The Company expenses all costs incurred to establish the technological feasibility of software products or product enhancements to research and development costs as incurred.

Advertising costs
-----------------
The Company expenses all advertising costs, as incurred and classifies these costs under selling, general and administrative expenses. Advertising costs for six months ending June 30, 2001 and June 30, 2002 were $6,622 and zero, respectively.

Concentration of credit risks
-----------------------------
Financial instruments, which potentially subject the Company to concentrations of credit risk, regardless of the degree of such risk, consist principally of trade accounts receivable.

The Company's largest customer receivable accounts for approximately 20% of billed accounts receivable at December 31, 2000. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends, and other information.

Fair value of financial instruments
-----------------------------------
The carrying value of financial instruments (principally consisting of accounts receivable and payable, notes payable and due to factor) approximates fair value because of the short maturities.

Property and equipment and depreciation
---------------------------------------

Property and equipment are stated at cost. Depreciation is on equipment computed using the straight-line method over the estimated useful lives of the assets. All equipment is depreciated over four years.

Digit Digital Experience Limited
Notes to Financial Statements
December 31, 2001 and 2000
June 30, 2002 and 2001 (Information with respect to June 30, 2002 and 2001 is unaudited)


Impairment of long-lived assets and long-lived assets to be disposed
---------------------------------------------------------------------
Up to and including the year ended December 31, 2001, the Company evaluated its long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicated that the carrying amount of such assets or intangibles may not be recoverable. Recoverability of assets to be held and used was measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such an asset was considered to be impaired, the impairment to be recognized was measured by the amount by which the carrying amount of the asset exceeded the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Income taxes
------------
Deferred income taxes result from temporary differences between income reported for financial and income tax purposes. These temporary differences result primarily from the allowance for doubtful accounts provision and certain accrued expenses which are deductible, for tax purposes, only when paid. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax asset will not be realized. The deferred tax liability was $51,771 on December 31, 2000.

Use of estimates in financial statements
----------------------------------------
In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent accounting pronouncements
--------------------------------
On July 20, 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") 141, "Business Combinations," and SFAS 142, "Goodwill and Intangible Assets." SFAS 141 is effective for all business combinations completed after June 30, 2001. SFAS 142 is effective for fiscal years beginning after December 15, 2001; however, certain provisions of this Statement apply to goodwill and other intangible assets acquired between July 1, 2001 and the effective date of SFAS 142. The company does not believe that these statements will have a material affect on the Company's financial statements.

In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). This statement is effective for fiscal years beginning after December 15, 2001. This supersedes Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," while retaining many of the requirements of such statement. The Company is currently evaluating the impact of the statement.

Digit Digital Experience Limited
Notes to Financial Statements
December 31, 2001 and 2000
June 30, 2002 and 2001 (Information with respect to June 30, 2002 and 2001 is unaudited)



NOTE 2 - ACCOUNTS RECEIVABLE
Accounts receivable consist of the following at December 31:

                                                     2001             2000

         Billed, net of advances               $           -     $     126,438

         Less allowance for doubtful accounts              -          ( 53,800)
                                               -------------     -------------

                                               $           -     $      72,638
                                               =============     =============



Billed accounts receivables have been factored with a financing company (the "Factor"). Under the terms of the agreement the Factor advances the Company up to 85% of a billed receivable for working capital purposes. The receivables and the remaining assets of the Company secure the advances. A finance charge of prime plus 2.5% is assessed on all advanced balances. Finance charges were approximately $23,200 and $13,600 for the years ended December 31, 2001 and 2000, respectively. Advanced billed receivable balances are approximately $272,000 and $225,500 at December 31, 2001 and 2000 respectively.


NOTE 3 - Property and Equipment

As of December 31 property and equipment consisted of:

                                        June 30, 2002      2001         2000

        Leasehold improvements             $44,585      $  45,685    $   47,007
        Machinery and equipment            397,154        384,741       400,572
                                           -------      ---------    ----------
                                           441,739        358,462       227,241
        Less accumulated depreciation      300,704       (252,370)     (165,511)
                                           -------      ---------    ----------
        Property and equipment, net       $141,034      $ 178,056    $  282,068
                                          --------      ---------    ----------


NOTE 4 - REVOLVING CREDIT AND TERM LOAN

The Company has a revolving credit agreement with a bank that expires in 2003. The agreement provides for borrowings up to $153,000 for working capital purposes and earns interest at the bank's prime lending rate (6.0% at December 31, 2001) plus 2.5%. The borrowing are personally guaranteed by the Company's shareholder's.

The Company has a term loan of approximately $288,000 with a financial institution which is currently in default. The borrowings are secured by Digit's assets and are personally guaranteed by the Company's shareholder's and earns interest at the bank's prime lending rate (6.0% at December 31, 2001) plus 3.0%.

Digit Digital Experience Limited
Notes to Financial Statements
December 31, 2001 and 2000
June 30, 2002 and 2001 (Information with respect to June 30, 2002 and 2001 is unaudited)


NOTE 5 - DUE FROM / TO OFFICERS

The Company paid approximately $83,600 and $112,470 during the years ended December 31, 2001 and 2000, respectively for expenses related to property owned by two officers of the Company. These amounts were offset by interest free loans made by the officers to the company for working capital purposes.


NOTE 6 - DIVIDENDS PAYABLE

In December 2000 the Company declared a divided of $74,675 to the holders of the Class A common stock and $74,675 to the holders of the Class B common stock at December 31, 2000. The dividend was offset against amount owed by shareholders, who are also officers of the Company.


NOTE 7 - EMPLOYEE BENEFITS PLANS

The Company maintains a defined contribution savings plan covering eligible employees. The Company makes contributions up to a specific percentage of participants' contributions. The Company contributed approximately $26,200 and $12,900 in 2001, and 2000 respectively.


NOTE 8 - COMMITMENTS AND CONTINGENCIES

The Company leases office space under a long-term operating lease expiring in 2004. Lease expense for 2000 and 2001 were $65,250 each year. As of December 31, 2001, approximate minimum rental commitments were as follows:

         Year Ending December 31,
         2002                                   $   65,250
         2003                                       65,250
         2004                                       65,250
                                                ----------
                                                $  195,750
                                                ==========

NOTE 9 - CAPITAL STRUCTURE

Only common shares are issues. Andrew Chambers and Daljit Singh own 1000 shares each while Simon Sankaray and Nick Christea each own 25 shares.

NOTE 10 - SUBSEQUENT EVENTS

Effective July 12, 2002, the Company entered into a transaction with MetaSource Group, Inc., Inc. ("MSGR") in which the shareholders exchanged 100% of the issued and outstanding shares of the Company in exchange for shares of MSGR (the "Exchange Shares"). Under the terms of the exchange agreement the Exchange shares to be issued to the Company's shareholders will be determined by dividing the average of five times Digit's pro-forma net income for (i) the period April 1, 2001 through March 31, 2002 (ii) the period of April 1, 2002 through March 31, 2003 by the average of MSGR's high, low and closing stock price during the first twenty business days of public trading of MSGR.

The Exchange shares will be maintained in escrow for a period of one year and on or before May 30,2003 the Exchange Shares may be increased or decreased if the average pro-forma net income for the period April 1, 2002 to March 31, 2003 exceeds or is less than the average pro-forma net income for the period April 1, 2001 through March 31, 2002.

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Stockholders of Kensington Group, Inc.


We have audited the accompanying balance sheets of Kensington Group, Inc. as of December 31, 2001 and 2000, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kensington Group, Inc. as of December 31, 2001 and 2000, and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.




                                  MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C.
                                  Certified Public Accountants

New York, New York
October 3, 2002

      Kensington

      Balance Sheet                                                     For the 6
      --------------------                                            months ended
                                                                        June 30            For the years ended December 31,
                                                                          2002                 2001                2000
ASSETS                                                                (Unaudited)

            Current Assets
                   Cash and cash equivalents                        $          1,877     $         65,466    $         14,679
                   Accounts Receivable, net of allowance for
                    doubtful accounts of                                      88,650              129,465             207,137
                                                                    -----------------    -----------------   -----------------

            Total Current assets                                              90,527              194,931             221,816

                   Property plant & equipment, net                             6,661                9,691              12,906

                   Cap. Software                                                                        -                   -

                   Other assets                                                4,455                2,000              15,266
                                                                    -----------------    -----------------   -----------------
            Total assets                                            $        101,644     $        206,622    $        249,988
                                                                    =================    =================   =================

LIABILITIES & STOCKHOLDERS' EQUITY

      Liabilities
            Current liabilities
                   Accounts payable                                 $          7,900     $         12,419    $         44,731
                   Accrued expenses - related party                                -               20,858              40,294
                   Accrued expenses                                                -                    -              46,614
                   Other Liabilities                                           3,761                  825               2,996
                   Deferred Revenue                                                -              176,333              39,500
                                                                    -----------------    -----------------   -----------------
            Total current liabilities                                         11,662              210,435             174,135

                                                                    -----------------    -----------------   -----------------
            Total liabilities                                                 11,662              210,435             174,135

      Stockholders' Equity
                   Common stock, $.01 par value                                2,000                2,000               2,000
                   Authorized 200,000 shares
                   Issued and outstanding: 200,000 and 200,000 respectively
                   Preferred Stock                                                                      -
                   Retained earnings (deficit)                                87,982               (5,813)             73,853
                                                                    -----------------    -----------------   -----------------
      Total Stockholders' Equity                                              89,982               (3,813)             75,853
                                                                    -----------------    -----------------   -----------------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                            $        101,644     $        206,622    $        249,988
                                                                    =================    =================   =================



The accompanying footnotes are an integral part of these financial statements

Kensington Group, Inc.
Statement of Stockholders Equity

                                                                   Additional        Retained
                                    Common                         Paidin            Earnings
                                    Stock            Shares        Capital           (Defiiciency)    Total
                                    -----------------------------------------------------------------------------------
Balance at January 1, 2000          2,000           200,000           0                150,783        152,783
Net Income/loss                                                                        (76,930)       (76,930)
                                    -----------------------------------------------------------------------------------
Balance at December 31, 2000        2,000           200,000           0                 73,853         75,853

Net Income/Loss                                                                        (79,666)       (79,666)
                                    -----------------------------------------------------------------------------------
Balance at December 31, 2001        2,000           200,000           0                 (5,813)        (3,813)

Net Income/Loss                                                                         93,795         93,795
                                    -----------------------------------------------------------------------------------
Balance at June 30, 2002            2,000           200,000           0                 87,982         89,982
(unaudited)




The accompanying footnotes are an integral part of these financial statements

Kensington
Statement of Operations
-----------------------------------------------------

                                                        For the six months ended June 30       For the years ended December 31,
                                                           2002                   2001             2001             2000
                                                         unaudited             unaudited

Revenue                                                $       589,692        $   484,235       $ 1,191,524      $    852,910

Cost of Goods                                                  424,220            347,851           779,976           524,203

                                                     --------------------------------------------------------------------------
Gross Profit                                                   165,472            136,384           411,548           328,707
Gross Margin                                                       28%                 28%               35%               39%

Costs and expenses
------------------
                   General and Administrative expenses          68,248            206,347           484,432           401,387

                   Interest and finance expense                                                          22               126

                   Depreciation                                  3,429              3,380             6,760             4,124
                                                     --------------------------------------------------------------------------
Total costs and expenses                                        71,677            209,727           491,214           405,637
                                                     --------------------------------------------------------------------------
                                    Net income (loss)  $        93,795        $   (73,343)      $   (79,666)     $    (76,930)
                                                     ==========================================================================

                   Basic & diluted net loss per share             0.47              (0.37)            (0.40)            (0.38)

                                    Weighted
                                    average shares
                                    used in
                                    computing basic
                                    and diluted net
                                    loss per share             200,000            200,000           200,000           200,000




  The accompanying footnotes are an integral part of these financial statements

       Kensington

       Statement of Cash Flows                              For the 6          For the 6
       ---------------------------------------               months             months
                                                           ended June         ended June
                                                               30                 30            For the year       For the year
                                                              2002               2001                2001               2000
                                                           (Unaudited)        (Unaudited)
                                                        -----------------  ------------------  -----------------  -----------------
Cash flows from operating activities
       Net income (loss)                                $         93,795    $        113,339   $        (79,667)   $       (76,930)
       Adjustments to reconcile net loss to net cash used
        by operating activities
             Depreciation                                          3,429               3,380              6,760              4,123
             Changes in operating assets and liabilities
                   Accounts receivable                            42,815             (87,246)             7,767           (129,957)
                   Deferred Revenue                             (176,333)                  -            136,833             57,100
                   Other assets                                   (4,455)                528             13,266            (11,976)
                   Accounts payable and accrued expenses         (25,376)            (10,946)           (98,362)            87,548
                   Other current liabilities                       2,936                 791             (2,171)             2,996
                                                                                               -----------------  -----------------
                     Net cash used by operating activities       (63,189)             19,846            (15,574)           (67,095)
                                                        -----------------  ------------------  -----------------  -----------------

Cash flow from investing activity
       Purchase of property and equipment                           (399)             (4,068)            (3,544)           (10,995)
                                                        -----------------  ------------------  -----------------  -----------------
                     Net cash used in investing activities          (399)             (4,068)            (3,544)           (10,995)
                                                        -----------------  ------------------  -----------------  -----------------

Cash flow from financing activities
       Net proceeds from issuance of Preferred Stock                                                                             -
       Proceeds from bridge loans                                                                             -                  -
       Proceeds (payments) on lines of credit                                                                                    -
       Payments on capital lease obligations                                                                                     -
       Payments to (provided by) shareholders                                                                                    -
                                                        -----------------  ------------------  -----------------  -----------------
                   Net cash provided by financing activities           -                   -                  -                  -
                                                        -----------------  ------------------  -----------------  -----------------

Net increase (decrease) in cash                                  (63,588)             15,778            (19,118)           (78,090)

Cash and cash equivalents at beginning of the year                65,466              14,679             14,679             92,769
                                                        -----------------  ------------------  -----------------  -----------------
Cash and cash equivalents at the end of the year        $          1,878    $         30,457   $         (4,439)   $        14,679
                                                        -----------------  ------------------  -----------------  -----------------





The accompanying footnotes are an integral part of these fiinancial statements

Kensington Group, Inc.
Notes to Financial Statements
December 31, 2001 and 2000 and
June 30, 2002 and June 30, 2001 (Information with respect to June 30, 2002 and June 30, 2001 is unaudited)



NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of business
-----------------------

Kensington Group, Inc.("the Company" or "KGI") was incorporated in the state of Massachusetts in 1996 and is a professional services firm that provides research, consulting, and training to assist end-users, vendors, media, analysts, venture capitalists and others. The Company is operates in California and Massachusetts.

Revenue recognition
-------------------
Revenue for professional services is recognized as the services are rendered. Daily rates for training and consulting are determined in advance and agreed to with the customer. Revenue from research is also recognized as services are performed, however, adjustments are sometimes needed to reflect progress against milestones or deliverables. On fixed fee engagements, revenue and gross profit adjustments are made to reflect revisions in estimated costs and contract values.

Advertising costs
-----------------
The Company expenses all advertising costs as incurred and classifies these costs under selling, general and administrative expenses. Advertising costs for the years ended December 31, 2001, and 2000 were approximately $22,000 and $1,000, respectively. Advertising costs for six months 2002 were $100 and six months 2001 were $13,656.

Cash and cash equivalents
-------------------------
Cash and cash equivalents include highly liquid instruments with a maturity of three months or less at the time of purchase.

Concentration of credit risks
-----------------------------
Financial instruments, which potentially subject the Company to concentrations of credit risk, regardless of the degree of such risk, consist principally of cash and cash equivalents and trade accounts receivable.

The Company invests the majority of its excess cash in overnight commercial paper of high-credit, high-quality financial institutions or companies, with certain limitations as to the amount that can be invested in any one entity. The Company maintains its cash balances in financial institutions located in the United States. The balances in U.S. banks are insured by the Federal Deposit Insurance Corporation up to $100,000 for each entity at each institution.

The Company's largest customer receivable accounts for approximately 17% and 16% of billed accounts receivable at December 31, 2001 and 2000, respectively. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends, and other information.

Fair value of financial instruments
-----------------------------------
The carrying value of financial instruments (principally consisting of cash and cash equivalents, accounts receivable and payable) approximates fair value because of the short maturities.

Kensington Group, Inc.
Notes to Financial Statements
December 31, 2001 and 2000 and
June 30, 2002 and June 30, 2001 (Information with respect to June 30, 2002 and June 30, 2001 is unaudited)


Property and equipment and depreciation
---------------------------------------
Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which range from three to seven years.

Rent Expense and Lease Commitments
----------------------------------
The Company does not rent or lease any space so there is no rent expense or lease commitments.

Income taxes
------------
The Company was incorporated as an S Corporation for Federal and Massachusetts State purposes. Accordingly, the Company is not responsible for Federal or Massachusetts State income taxes, which are reportable instead by the Company's shareholders.

Use of estimates in financial statements
----------------------------------------
In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent accounting pronouncements
--------------------------------
On July 20, 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") 141, "Business Combinations," and SFAS 142, "Goodwill and Intangible Assets." SFAS 141 is effective for all business combinations completed after June 30, 2001. SFAS 142 is effective for fiscal years beginning after December 15, 2001; however, certain provisions of this Statement apply to goodwill and other intangible assets acquired between July 1, 2001 and the effective date of SFAS 142. The Company does not believe that these statements will have a material affect on the Company's financial statements.

In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). This statement is effective for fiscal years beginning after December 15, 2001. This supersedes Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," while retaining many of the requirements of such statement. The Company is currently evaluating the impact of the statement.


NOTE 2 - ACCOUNTS RECEIVABLE
Accounts receivable consist of the following at December 31:


                                              2001                2000

         Billed                             $  98,715         $ 154487
         Unbilled                              30,750           52,650
                                            ---------         ---------
                                            $ 129,465         $ 207137
                                            =========         ========

Kensington Group, Inc.
Notes to Financial Statements
December 31, 2001 and 2000 and
June 30, 2002 and June 30, 2001 (Information with respect to June 30, 2002 and June 30, 2001 is unaudited)



NOTE 3 - EMPLOYEE BENEFITS PLANS

The Company maintains a defined contribution savings plan covering eligible employees. Employees may contribute up to 20% of their pay. The Company makes cash contributions of 100% to a specific percentage of participants' contributions up to 6% of an employees salary. The Company contributed approximately $29,100 and $13,400 in 2001, and 2000 respectively. The company amended the plan effective December 1, 2001 to terminate contributions.

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consists primarily of computer equipment and is summarized as follows:

                                  June 30           December 31
                                  2002              2001              2000
                                  ------------------------------------------
Cost                              $20,973           20,574            17,030
Accumulated depreciation           14,312           10,803             4,124
                                  ------------------------------------------
Net                               $ 6,661            9,771            12,906

Depreciation expense was $6679 and 4124 for the years ended December 31, 2001 and 2000 respectively and $3429 and $3380 for the six month periods ended June 30 2002 and 2001 respectively.

NOTE 5 -  SUBSEQUENT EVENTS

Acquisition of Company
----------------------
Effective July 12, 2002, the Company entered into a transaction with MetaSource Group, Inc., Inc.("MSGR") in which the shareholders exchanged 100% of the issued and outstanding shares of the Company in exchange for shares of MSGR (the "Exchange Shares"). Under the terms of the exchange agreement, the Exchange shares are determined by multiplying the Company's pro-forma net income for the year ended December 31, 2001 (the "2001 Income") by five and then dividing the result by the average of MSGR's high, low and closing stock price on July 16, 2002 (the "Average Price").

On or before August 30, 2003 the Exchange shares may be increased or decreased if the average of pro-forma net income for the period July 1, 2002 to June 30, 2003 (the "2003 Income"), and the 2001 Income exceeds or is less than the 2001 Income by greater than 10%, respectively.

The adjustment shall be calculated by multiplying the difference between (i) the average of the 2003 Income and the 2001 Income and (ii) the 2001 Income by five and dividing the product by the Average Price.

Concurrent with this agreement the Company entered into an employment agreement with a certain executive which provide for minimum compensation of $ 85,000 for the years ending December 31, 2002 and 2003 respectively.

Index to Exhibits
-----------------

2.1      Agreement and Plan of Merger between MSS, MSG and MSAC*

2.1.1    Amendment No. 1 to Agreement and Plan of Merger between MSS, MSG and
         MSAC*

2.1.2    Amendment No. 2 to Agreement and Plan of Merger between MSS, MSG and
         MSAC*

2.2      Agreement of Merger between MSS, Digit, and Digit Stockholders*

2.3      Acquisition Agreement between MSS and Stockholders of PFAR*

2.4      Acquisition Agreement between MSS and PMP Stockholders*

2.5      Agreement of Merger between MSS, GSS and Stockholders of GSS*

2.6      Agreement of Merger between MSS, MSS UK, and Stockholders of MSS UK*

2.7      Agreement and Plan of Merger between MSAC, KG, and Stockholders of KG*

17.1     Resignation of Mr. Cheung*

* Filed as Exhibits to Form 8-K filed July 19, 2002.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      MetaSource Group, Inc.


January 14, 2003                     By:       /s/ Courtney Smith
                                               --------------------------------
                                               Courtney Smith, President